Exhibit 10.1.7

DELPHAX TECHNOLOGIES CANADA LTD.

Hereinafter called “Landlord” (Sub-Landlord)

OF THE FIRST PART

-AND-

ACCESS METAL SERVICE INC

hereinafter called “Tenant” (Sub-Tenant)

OF THE SECOND PART

AGREEMENT AMENDING AND EXTENDING LEASE

BUILDING:	5040 Timberlea Blvd., Mississauga

LEASED PREMISES:	22,921 sq. ft.

EFFECTIVE DATE:	January 1, 2006

AGREEMENT MADE EFFECTIVE THE              day of February, 2006, BETWEEN

DELPHAX TECHOLOGIES CANADA LTD.

hereinafter referred to as “Landlord” (Sub-Landlord)

OF THE FIRST PART;

- and -

ACCESS METAL SERVICE INC.

hereinafter referred to as “Tenant” (Sub-Tenant)

OF THE SECOND PART.

WHEREAS, ACCESS METAL SERVICE INC. as the Tenant and DELPHAX TECHNOLOGIES CANADA LTD. as Landlord, entered into an Indenture of Lease dated the 5th day of October, 1999 (hereinafter referred to as the “Lease”) pursuant to which DELPHAX TECHNOLOGIES CANADA LTD. did demise and lease unto the Tenant a portion of 5040 Timberlea Blvd., Mississauga, comprising approximately 22,171 sq. ft. (hereinafter referred to as the “demised premises”) as outlined on attached Schedule B Section 1;

AND WHEREAS, by Agreement dated October 4, 2003, the parties agreed to amend and extend the Lease, which lease term now expires on December 31, 2005;

AND WHEREAS, the parties hereto desire to further amend and further extend the Lease with effect from and after January 1, 2006.

NOW THIS AGREEMENT WITNESSETH:

I.	THAT WITH EFFECT FROM AND AFTER January 1, 2006 the lease is further amended as follows:

1.	Paragraph headed as “Term” is deleted and the following is substituted:

TO HAVE AND TO HOLD THE PREMISES, for and during the term (herein called the “Term”) of two (2) months commencing on January 1, 2006 and terminating on February 28, 2006.

II.	THAT WITH EFFECTIVE FROM AND AFTER March 1, 2006, the Lease is further amended as follows:

1.	An additional portion of 5040 Timberlea Blvd., Mississauga is demised and leased (at $4.00 per sq. ft.) to the Tenant comprising approximately 750 sq. ft. as outlined on attached Schedule B Section 2.

2.	Paragraph headed as “Term” is deleted and the following is substituted:

TO HAVE AND TO HOLD THE DEMISED PREMISES for and during the term (herein called the “Term”) of two (2) years commencing on March 1, 2006, and terminating on February 29, 2008.

3.	Paragraph headed as “Rental” is deleted and the following is substituted in its place:

The Tenant covenants to pay to the Landlord an annual gross rent during the Term the sum of ONE HUNDRED & EIGHTY-ONE THOUSAND,THIRTY-THREE DOLLARS AND THIRTEEN CENTS ($181,033.13) + G.S.T. in lawful money of Canada, payable in equal monthly installments of FIFTEEN THOUSAND & EIGHTY-SIX DOLLARS AND NINE CENTS $15,086.09) + G.S.T. in advance on the first day of each and every month.

4.	Paragraph headed as “Option to Renew” shall be deleted and the following shall be substituted in its place:

Provided that the Tenant is not in default and has not been in default during the term of this Lease or any renewal, the Tenant shall have an additional option to renew the Lease for a further period of one (1) year on the same terms and conditions save and except for further renewals and save as to the rental rate which shall be at a rate to be agreed to at least four (4) months prior to the expiration of the lease term. The Tenant shall notify the Landlord, in writing, that it wishes to renew the lease at least six (6) months prior to the expiry date of the lease term. However, the annual rental rate for this renewal period shall not be less than the annual rental being paid during the previous year. Provided, however, if the Landlord requires all or part of the space for its own use, it shall notify the Tenant of same at least six (6) months prior to the expiry of the lease term (by August 31, 2007); and shall have the right to declare this option to renew null and void.

5.	The Landlord agrees to use its best efforts to maintain the upper office area at a constant temperature throughout the year, during the tenant’s regular hours of operation (6 a.m. to 5 p.m.) Monday through Friday), excepting statutory holidays. The Landlord shall affect any necessary repairs to the HVAC equipment, without unreasonable delay, after verbal or written notification of any deficiencies.

6.	Any modifications to the premises including, but not limited to, plumbing and mechanical systems required by the Tenant must have the Landlord’s prior written consent, which consent is not to be unreasonably or arbitrarily withheld or delayed.

7.	The Tenant will ensure that their operations do not have a negative influence (e.g. odors) on the peace or operations of the Landlord.

8.	The Tenant will ensure that all food-processing operations are properly ventilated externally.

9.	The Tenant shall provide to the Landlord at the commencement of the Term a certificate of insurance evidencing the insurance coverage maintained by the Tenant which is customary for Tenants of similar property to carry.

10.	Save as aforesaid, all the terms and conditions of the Lease remain unchanged and in full force and effect, except for any further rights of renewal and Landlord’s warranties.

IN WITNESS WHEREOF THE PARTIES HERETO have duly executed this Agreement the 27th day of February, 2006, to be effective immediately.

DELPHAX TECHNOLOGIES CANADA LTD.		ACCESS METAL SERVICE INC.

Per:	/s/ Dieter P. Schilling c/s	Per:	/s/ Ken Grant c/s